Exhibit H

EXECUTION COPY

The Federative Republic of Brazil

5.625% Global Bonds due 2041

Underwriting Agreement

November 4, 2011

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Merrill Lynch, Pierce, Fenner &Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The Federative Republic of Brazil (“Brazil”) proposes, subject to the terms and conditions set forth in this Agreement, to issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representatives (collectively, the “Representatives”), US$1,100,000,000 in aggregate principal amount of its 5.625% Global Bonds due 2041 (the “Securities”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus Supplement (as defined in Section 1(a) hereof).

1. Representations and Warranties of Brazil. Brazil represents and warrants to, and agrees with, each of the Underwriters that:

(a) Brazil meets the requirements for use of Schedule B under the U.S. Securities Act of 1933, as amended (the “Act”), is a “seasoned” foreign government issuer within the meaning of Commission Release No. 33-6424 and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Schedule B (File No. 333-142116) relating to debt securities and warrants, including the Securities; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you or your counsel (excluding exhibits to such registration statements), have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission (other than the documents incorporated therein by reference and prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in form heretofore delivered to you or your counsel); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. Such registration statement, as amended as of the time each part thereof became effective, including all exhibits thereto and any documents incorporated by reference therein, and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, are hereinafter collectively called the “Registration Statement”; “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for any Securities; the basic prospectus contained in the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”. The final prospectus supplement dated November 4, 2011 relating to the offering of the Securities to be filed with the Commission pursuant to Rule 424 under the Act is hereinafter called the “Prospectus Supplement”. Any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities which has heretofore been filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Preliminary Prospectus”. The Basic Prospectus, as amended and supplemented immediately prior to the U.S. Applicable Time (as defined in Section 1(c) hereof) by the Preliminary Prospectus, is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the date of the Prospectus or the Basic Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any Form 18-K of the Republic filed under the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement;

(b) The Registration Statement and each amendment thereto, as of the applicable effective date, conformed, and the Registration Statement as amended or supplemented as of the date hereof and the Time of Delivery (as defined in Section 4(a) hereof) does or will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and, as of the applicable effective date as to each part of the Registration Statement, did not, and as of the date hereof and the Time of Delivery does not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Brazil by any Underwriter specifically for use in connection with the preparation of the Registration Statement.

As of the date thereof and as of the Time of Delivery, the Prospectus and any amendment or supplement thereto will conform in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Brazil by any Underwriter specifically for use in connection with the preparation of the Prospectus or any amendment or supplement thereto;

(c) For the purposes of this Agreement, the “U.S. Applicable Time” is 2:30 p.m. (New York time) on the date of this Agreement, for the original US$1,000,000,000 part of the offer, and the “Asian Applicable Time” is 12:00 p.m. (Hong Kong time) on November 7, 2011, for the extended US$100,000,000 part of the offer; the Pricing Prospectus together with the information from the final term sheet in the form set forth in Schedule III and with the information from the final term sheet in the form set forth in Schedule IV hereto, necessary to complete the statements under the caption “Description of the Global Bonds” in, and the table on the front cover of, the Pricing Prospectus (the “U.S. Pricing Disclosure Package” and the “Asian Pricing Disclosure Package”, respectively, and together, the “Pricing Disclosure Packages”) as of the U.S. Applicable Time and as of the Asian Applicable Time, as applicable, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus (as defined in Section 1(e) below) listed on Schedule II(a) hereto (if any) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the respective Pricing Disclosure Package as of the U.S. Applicable Time and as of the Asian Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to Brazil by any Underwriter expressly for use therein;

(d) The documents, if any, incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities (an

“Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Brazil by any Underwriter expressly for use therein;

(f) (i) At the time of filing the Registration Statement, (ii) at the time of filing the most recent post-effective amendment thereto, (iii) at the earliest time that Brazil or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (iv) as of the date hereof, Brazil was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking into account of any determination by the Commission pursuant to Rule 405 that it is not necessary that Brazil be considered an “ineligible issuer”;

(g) The execution and delivery of this Agreement and all other documents to be executed and delivered by Brazil hereunder have been duly authorized, executed and delivered by Brazil and this Agreement constitutes the valid and binding agreement of Brazil enforceable against Brazil in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and subject, as to Section 9 of this Agreement, to any limitations imposed by the securities laws of any applicable jurisdiction; and the statements made in the Prospectus Supplement under the caption “Underwriting,” insofar as they purport to summarize certain provisions referred to therein of this Agreement, constitute accurate, complete and fair summaries of such provisions;

(h) Since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change, in the financial, economic or fiscal condition of Brazil, otherwise than as set forth or contemplated in the Prospectus;

(i) The Securities have been duly authorized and, when executed, issued, authenticated and delivered pursuant to this Agreement and the Fiscal Agency Agreement, dated as of November 1, 1996, as amended by Amendment No. 1, dated as of April 28, 2003, to the Fiscal Agency Agreement, Amendment No. 2, dated as of March 30, 2004, to the Fiscal Agency Agreement, Amendment No. 3, dated as of June 28, 2004, to the Fiscal Agency Agreement and Amendment No. 4, dated as of August 31, 2011, to the Fiscal Agency Agreement (the “Fiscal Agency Agreement”), between Brazil and The Bank of New York Mellon (successor-in-interest to JPMorgan Chase Bank, N.A.) as Fiscal Agent (the “Fiscal Agent”), will have been duly executed, issued, authenticated and delivered; the Securities, which will be substantially in the form of Exhibit A to the Fiscal Agency Agreement, will constitute valid and legally binding obligations of Brazil entitled to the benefits provided by the Fiscal Agency Agreement; the Fiscal Agency Agreement has been duly authorized and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Fiscal Agency Agreement (to the extent the provisions thereof are applicable to the Securities) conforms, and the Securities will conform, to the descriptions thereof in the Basic Prospectus and the Prospectus Supplement; and

the statements set forth in the Basic Prospectus under the caption “Debt Securities” and “Collective Action Securities” and in the Prospectus Supplement under the caption “Description of the Global Bonds”, insofar as they purport to summarize the terms of the Securities, constitute accurate, complete and fair summaries of such terms;

(j) All consents, approvals, authorizations, orders, registrations, clearances or qualifications (“Governmental Authorizations”) of or with any court, central bank, ministry or governmental agency or other regulatory body (“Governmental Agency”) in Brazil required for the issue and sale of the Securities or the consummation by Brazil of the transactions contemplated by this Agreement, the Fiscal Agency Agreement or the Securities, including without limitation the payment of interest and principal to the holders thereof outside Brazil in accordance with the terms thereof, except (A) the registration under the Act of the Securities, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (C) the prior notice to, or authorization from, the Central Bank of Brazil, through the Registration of Financial Transactions (Registro de Operações Financeiras) (“ROF”) of the payment schedule (esquema de pagamentos) for the Securities, have been obtained and are in full force and effect; and the issue and sale of the Securities or the consummation by Brazil of the transactions contemplated by this Agreement, the Fiscal Agency Agreement or the Securities will be in compliance with all laws, decrees and regulations of Brazil or of any Governmental Agency;

(k) The full faith and credit of Brazil has been pledged for the due and punctual payment of amounts due in respect of the Securities; the Securities will rank pari passu, without any preference one over the other among themselves; and the payment obligations of Brazil under the Securities will at all times rank at least equally with all other external indebtedness of Brazil. For purposes of this paragraph, “external indebtedness” means any indebtedness for money borrowed which is payable by its terms or at the option of its holder in any currency other than the currency of Brazil (other than such indebtedness that is originally issued within Brazil); and “indebtedness” means all unsecured and unsubordinated obligations of Brazil in respect of money borrowed and guarantees given by Brazil in respect of money borrowed by others;

(l) Other than as set forth in the Pricing Prospectus and in the Prospectus, there are no legal or governmental actions, suits, arbitrations or proceedings pending to which Brazil is a party which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Securities or which are otherwise material to the rights of holders of the Securities; and, to the best of Brazil’s knowledge, no such actions, suits, arbitrations or proceedings are threatened which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Securities or which are otherwise material to the rights of holders of the Securities;

(m) Other than as set forth in the Pricing Prospectus and in the Prospectus, Brazil is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed and Brazil has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Securities or which is otherwise material to the rights of the holders of the Securities; and the issue and sale of the Securities and the compliance by Brazil with all of the provisions of this Agreement, the Fiscal Agency Agreement and the Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Constitution of Brazil, as amended to the date hereof or as proposed to be amended by any currently pending resolution of the Brazilian National Congress (i.e., a resolution that initially has been voted upon and approved by both houses of Congress), any statutes, laws, decrees or regulations of Brazil or any treaty, convention or agreement to which Brazil is a party and which default, in each case or in the aggregate, would have a material adverse effect on the financial, fiscal or economic condition of Brazil or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Securities or which is otherwise material to the rights of the holders of the Securities;

(n) To ensure the legality, validity, enforceability, priority or admissibility in evidence in Brazil of this Agreement, the Fiscal Agency Agreement or the Securities, it is not necessary that this Agreement, the Fiscal Agency Agreement or the Securities or any other documents or instrument be registered, recorded or filed with any court or other authority in Brazil (other than the translation and publication thereof in accordance with Section 5(h) hereof and the prior notice to, or authorization from, the Central Bank of Brazil, of the payment schedule for the Securities in accordance with Section 5(d) hereof) or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of this Agreement, the Fiscal Agency Agreement or the Securities, provided that such Securities are held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil;

(o) There is no tax, levy, deduction, charge or withholding imposed by Brazil or any political subdivision thereof either (A) on or by virtue of the execution, delivery or enforcement of this Agreement, the Fiscal Agency Agreement or the Securities or (B) on any payment to be made by Brazil hereunder or under the Securities, provided that such Securities are held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil;

(p) Neither Brazil nor any person acting on its behalf has taken, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization of the price of any security of Brazil to facilitate the sale or resale of the Securities; provided, however, that no representation or warranty is given by Brazil with respect to any actions of the Underwriters;

(q) This Agreement, the Fiscal Agency Agreement and the Securities are in proper legal form under the laws of Brazil for the enforcement thereof against Brazil under the laws of Brazil;

(r) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Brazil or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by Brazil to or for the respective accounts of the Underwriters of the Securities or (B) the sale and delivery outside Brazil by the Underwriters of the Securities to the initial purchasers thereof;

(s) Brazil is not aware that either Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“Standard & Poor’s”) or Moody’s Investors Service, Inc. (“Moody’s”) has

made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; and Brazil has not been informed by either Standard & Poor’s or Moody’s that it intends or is contemplating any downgrading in any rating accorded to Brazil’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities;

(t) The statements with respect to matters of Brazilian law set forth in the Pricing Prospectus and in the Prospectus are correct in all material respects; and

(u) The Securities will be a further issuance of, and will be consolidated to form a single series with Brazil’s outstanding 5.625% Global Bonds due 2041 issued in aggregate principal amount of US$1,825,000,000 on October 7, 2009 and on September 21, 2010.

2. Sale and Purchase of Securities. Subject to the terms and conditions herein set forth, Brazil agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Brazil, at a purchase price of 114.45% of the principal amount thereof, plus accrued interest, if any, from July 7, 2011, to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3. Resales of Securities. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. Securities; Delivery of Securities.

(a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of Brazil with The Depository Trust Company (“DTC”) or its designated custodian. Brazil will deliver the Securities to the Representatives for the respective accounts of each the several Underwriters, against payment by or on behalf of the several Underwriters through the Representatives of the purchase price therefor in immediately available funds, by causing DTC to credit the Securities to the account of such Representative at DTC. You shall instruct DTC as to the allocation of interests in the global securities representing the Securities among the accounts of participants of DTC. Brazil will cause the certificates representing the Securities to be made available to you for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:00 a.m., New York time, on November 10, 2011 or such other time and date as you and Brazil may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents reasonably requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. Covenants of Brazil. Brazil covenants and agrees with each of you:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act or by any other rules and regulations of the Commission under the Act; and, prior to the completion of the offering of the Securities, to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus which shall be disapproved by you promptly after reasonable notice thereof; prior to the completion of the offering of the Securities to advise you, promptly after it receives notice thereof, of the time (i) when the Prospectus shall have been so filed or shall have been amended, or (ii) when any amendment to the Registration Statement shall have been filed or become effective, and will furnish you with copies of any such amendment or supplement. If requested by you prior to the U.S. Applicable Time or prior to the Asian Applicable Time, as the case may be, Brazil will prepare a final term sheet, containing solely a description of the Securities, in the form set forth in Schedule III or IV hereto, respectively, and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; and Brazil will file promptly all other material required to be filed by Brazil with the Commission pursuant to Rule 433(d) under the Act. For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities, and during such same period Brazil will advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus, or any amended Prospectus has been filed with the Commission, of any request by the Commission for any amendment to the Registration Statement or any amendment or any supplement to the Prospectus or for any additional information, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and of the receipt by Brazil of any notification with respect to the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities or suspending any such qualification, Brazil will use its best efforts to obtain the withdrawal of such order;

(b) For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities, Brazil will comply with all requirements imposed upon Brazil by the Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and by the Prospectus. If, at any time during such period, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or rules thereunder, Brazil promptly will prepare and file with the Commission, in accordance with the first sentence of subsection (a) of this Section 5, an amendment or supplement (including, if appropriate, a Form 18-K or an amendment thereto)

which will correct such statement or omission or an amendment which will effect such compliance;

(c) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings in the Securities in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith Brazil shall not be required to file a general consent to service of process in any jurisdiction;

(d) To submit the electronic registration (except for the submission of information with respect to the payment schedule for the Securities) through the ROF with respect to the external indebtedness evidenced by this Agreement, the Fiscal Agency Agreement and the Securities prior to the Time of Delivery and to register with the Central Bank of Brazil through the ROF the payment schedule for the Securities promptly after the Time of Delivery;

(e) At such time as the Underwriters may reasonably request and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as they may reasonably request, and, if the delivery of a prospectus is required by the Act or any applicable law at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act or any applicable law, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or, in lieu thereof, a notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its security holders as soon as practicable, but in any event not later than 24 months after the effective date of the Registration Statement (as defined in Rule 158(c)), a statement in the English language of the revenues and expenditures of Brazil covering the first full fiscal year of Brazil commencing after the date hereof which will satisfy Section 11(a) of the Act and the rules and regulations of the Commission thereunder;

(g) During the period beginning from the date hereof and continuing to and including the completion of the distribution as notified to Brazil by you (notification to be given as promptly as practicable) not to offer, sell, contract to sell or otherwise dispose of any debt securities of Brazil, guaranteed by Brazil or of any agency or enterprise controlled by Brazil that are substantially similar to the Securities, are denominated in U.S. dollars, are to be placed outside Brazil and that mature more than one year after the Time of Delivery, without your prior written consent;

(h) Promptly after the date hereof, to take all steps necessary (A) to obtain a sworn translation into the Portuguese language of this Agreement, the Fiscal Agency Agreement and the Securities and (B) to effect the publication of, and to have published, an extract of this Agreement, the Fiscal Agency Agreement and the Securities in Portuguese, complying with all applicable regulations, in the Diário Oficial da União, and within 90 days after the date hereof, deliver to the Underwriters evidence of such publication; and

(i) To apply for the listing of the Securities on the Luxembourg Stock Exchange Euro MTF Market and to use its best efforts to cause such listing to be approved.

6. Free Writing Prospectuses.

(a)(i) Brazil and each Underwriter agree that the Underwriters may prepare and use one or more preliminary or final term sheets relating to the Securities containing customary information; and Brazil consents to the use by the Underwriters of a free writing prospectus that (1) is not an “issuer free writing prospectus” as defined in Rule 433 under the Act or a free writing prospectus containing “issuer information” as defined by Rule 433(h)(2) under the Act, and (2) contains only (A) information describing the preliminary terms of the Securities or their offering, (B) information permitted by Rule 134 under the Act or (C) information that describes the final terms of the Securities or their offering and that is included in the final term sheets;

(ii) Each Underwriter represents that, other than as permitted under subparagraph (a)(i) above, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of Brazil and that Schedule II(a) hereto is a complete list of any free writing prospectus for which the Underwriters have received such consent;

(iii) Brazil represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of each Underwriter and that Schedule II(a) hereto is a complete list of any Issuer Free Writing Prospectuses for which Brazil has received such consent;

(b) Brazil has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) Brazil agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, Brazil will give prompt notice thereof to each Underwriter and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to Brazil by any Underwriter expressly for use therein.

7. Expenses. Brazil covenants and agrees with each of you that Brazil will pay or cause to be paid the following: (i) the fees, disbursements and expenses of Brazil’s counsel in connection with this

Agreement, the Fiscal Agency Agreement, the registration of the Securities under the Act and the closing of the transactions contemplated herein; (ii) any fees charged by securities rating services for rating the Securities; (iii) the costs of filing the Registration Statement and preparing the Securities, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (including all documents incorporated by reference therein and any amendments and supplements thereto); (iv) the costs of preparation and delivery of this Agreement, the Fiscal Agency Agreement, and all closing and other documents (including any compilations thereof) in connection with the offering, purchase, sale and delivery of the Securities; (v) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursement of counsel for the Underwriters in connection with the Blue Sky and legal investment surveys; (vi) the fees and expenses of the Fiscal Agent in connection with the Fiscal Agency Agreement and the Securities; and (vii) all other costs and expenses incidental to Brazil entering into this Agreement and the performance of its obligations hereunder, under the Fiscal Agency Agreement and under the Securities which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and in Sections 9 and 12 hereof, the Underwriters will pay their own costs and expenses in connection with this Agreement and the closing of the transactions contemplated herein, including (i) the fees, disbursements and expenses of counsel for the Underwriters; (ii) printing and distribution to or on behalf of the Underwriters of the Prospectus and the Prospectus Supplement (including all documents incorporated by reference therein and any amendments and supplements thereto and delivery of copies thereof to the Underwriters, dealers, Brazil and counsel); and (iii) the fees and expenses payable in connection with the listing of the Securities on the Luxembourg Stock Exchange Euro MTF Market.

8. Conditions. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of Brazil herein are, at and as of the Time of Delivery, true and correct, the condition that Brazil shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if Brazil has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington D.C. time, on the date of this Agreement; any final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by Brazil pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof or the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Sullivan & Cromwell LLP, United States counsel for the Underwriters, shall have furnished to you such written opinion or opinions dated the Time of Delivery, with respect to the validity of the Fiscal Agency Agreement, the Securities, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, Sullivan & Cromwell LLP may assume all matters of Brazilian law covered by the opinions referred to in Section 8(c);

(c) Pinheiro Neto Advogados, special Brazilian counsel for the Underwriters, shall have furnished to you such written opinion or opinions dated the Time of Delivery, with respect to the validity of this Agreement, the Fiscal Agency Agreement, the Securities, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; in rendering such opinion, such counsel may assume all matters of United States federal and New York law covered by the opinions referred to in Section 8(b);

(d) The Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury), or another duly authorized attorney of the Office of the Attorney General of the National Treasury of the Ministry of Finance, shall have furnished to you a written opinion dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) This Agreement has been duly authorized, executed and delivered by Brazil and constitutes the valid and legally binding agreement of Brazil;

(ii) The Securities have been duly authorized, executed, issued and delivered by Brazil, and assuming due authentication by the Fiscal Agent, constitute valid and legal obligations of Brazil enforceable in accordance with their terms and entitled to the benefits provided by the Fiscal Agency Agreement, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii) The Fiscal Agency Agreement has been duly authorized, executed and delivered by Brazil and, assuming due authorization, execution and delivery thereof by the Fiscal Agent, constitutes the valid and legally binding agreement of Brazil enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv) Neither the execution and delivery of this Agreement, the Fiscal Agency Agreement or the Securities, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, including performance of each of the obligations contained in the Securities, (A) to such counsel’s best knowledge after due inquiry, will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which Brazil is a party, (B) will conflict with, violate or result in a breach of the Constitution of Brazil as amended to the date hereof or as currently proposed to be amended by any currently pending resolution of the Brazilian National Congress (i.e., a resolution that initially has been voted upon and approved by both houses of Congress), or any statutes, laws, decrees or regulations of Brazil, (C) to such counsel’s best knowledge after due inquiry, will conflict with or result in a breach of any of the terms, conditions or provisions of any treaty, convention or agreement to which Brazil is a party or constitute a default thereunder or (D) will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of Brazil under any such treaty, convention or agreement which, in the case of Clause (A), (B), (C), or (D), could have a material adverse effect on the financial, economic or fiscal condition of Brazil or affect the validity or enforceability of the Securities;

(v) The Registration Statement and the Prospectus and their filing with the Commission have been duly authorized by and on behalf of Brazil, and the Registration Statement has been duly executed by and on behalf of Brazil; Mauro Vieira has been duly appointed as the Authorized Representative of Brazil in connection with the Registration Statement; the information in the Registration Statement and the Prospectus stated on the authority of public officials of Brazil has been stated in their official capacities thereunto duly authorized by Brazil; statements with respect to matters of Brazilian law set forth in the Registration Statement and in the Basic Prospectus under the caption “Arbitration and Enforceability” are correct in all material respects;

(vi) All Brazilian Government Authorizations (which shall be specified in such opinion) of or with any Brazilian Government Agency required by Brazil for the execution and delivery of this Agreement and the Fiscal Agency Agreement and for the execution, the issuance, sale and delivery of the Securities, and the consummation by Brazil of the transactions contemplated by this Agreement, the Fiscal Agency Agreement or the Securities have been obtained and are in full force and effect;

(vii) Under the laws of Brazil, neither Brazil nor any of its property has any immunity from the jurisdiction of any Brazilian court or from the execution of any judgment in Brazil (except for the limitation on alienation of public property under Article 100 of the Civil Code of Brazil) or from enforcement therein of any arbitral award on the grounds of sovereignty or otherwise; the execution of an arbitral award, as well as the execution of any judgment, against Brazil in Brazil are only available in accordance with the procedures set forth in Article 730 et seq. of the Brazilian Civil Procedure Code;

(viii) (A) The agreement of the parties to this Agreement, the Fiscal Agency Agreement and the Securities that these agreements shall be governed by, and construed in accordance with, the laws of the State of New York would be recognized and effective in the courts of Brazil in any action or proceeding involving Brazil arising out of or relating to this Agreement, the Fiscal Agency Agreement or the Securities, if giving effect to such law would not be against the principles of Brazilian public policy as set forth in Article 17 of Decree Law 4,657. In light of, among other things, the contents of Articles 9 and 17 of Decree Law No. 4,657, such counsel has no reason to believe that giving effect to the laws of the State of New York governing the obligations of Brazil under this Agreement, the Fiscal Agency Agreement and the Securities would be against Brazilian public policy. (B) (i) The submission of Brazil pursuant to Section 15 hereof, Section 14 of the Fiscal Agency Agreement and the Securities to arbitral proceedings in New York, New York, (ii) the agreement by Brazil under Section 14 of the Fiscal Agency Agreement and in the Securities that any judicial proceedings for the recognition of an award rendered in an arbitration, including any proceeding required for the purposes of converting an arbitral award obtained in New York into a judgment, be heard in the United States District Court for the Southern District of New York and Brazil’s submission to the exclusive jurisdiction of such court for the sole and limited purpose of such a proceeding and (iii) the appointment of the Authorized Agent (as defined herein, in the Fiscal Agency Agreement and in the Securities) as its authorized agent for the purposes described in Section 15 hereof, in Section 14 of the Fiscal Agency Agreement and in the Securities are each valid and legally binding on Brazil. (C) Any award (including, without limitation, any decision, an “Award”) of an arbitral tribunal under or pursuant to the provisions of Section 15 hereof, Section 14 of the Fiscal Agency Agreement and the Securities which conforms with Brazilian public policy and law will be enforceable against Brazil in the Federal courts of Brazil without reexamination of the merits if such Award is ratified by the Superior Court of Justice of Brazil. Such ratification can be obtained if such Award (i) fulfills all formalities required for the enforceability thereof under the laws of the country where the same was granted; (ii) was issued by a competent arbitral tribunal after service of process upon the parties to the action as required by applicable laws; (iii) is not subject to appeal; (iv) was authenticated by a Brazilian consulate in the country where the same was issued; and (v) is not against the principles of Brazilian public policy as set forth in Article 17 of Decree Law 4,657. Furthermore, counsel will have assumed that the language of Section 14 of the Fiscal Agency Agreement and in the Securities does not constitute, under the law of the State of New York or the Federal law of the United States, a contractual consent by Brazil to the jurisdiction of any court outside Brazil except to the extent necessary to obtain judicial recognition of the arbitral award, including any proceeding required for the purposes of converting an arbitral award into a judgment. (D) Service of process effected in the manner set forth in Section 15 hereof, in Section 14 of the Fiscal Agency Agreement and in the Securities will be effective, insofar as Brazilian law is concerned, to confer valid personal jurisdiction over Brazil to the extent of any action referred to therein. Any judgment obtained in the United States District Court for the Southern District of New York issued in a proceeding for the recognition of an award rendered in an arbitration pursuant to Section 15 hereof, Section 14 of the Fiscal Agency Agreement and the Securities, including any proceeding for the conversion of an arbitral award obtained in New York into a judgment, would be enforceable against Brazil in the courts of Brazil, subject to the limitation described in clause (vii) above;

(ix) To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Fiscal Agency Agreement or the Securities, it is not necessary that this Agreement, the Fiscal Agency Agreement, the Securities or any other document be filed, registered or recorded with, or executed before, any court or other authority in Brazil (other than the translation and publication thereof in accordance with Section 5(h) hereof and the registration of the payment schedule for the Securities with the Central Bank of Brazil in accordance with Section 5(d) hereof), or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, the Fiscal Agency Agreement, the Securities or any other document, provided that the electronic registration through the ROF must be completed in accordance with Section 5(d) hereof;

(x) There is no tax, levy, deduction, charge or withholding imposed by Brazil or any political subdivision thereof either (A) on or by virtue of the execution, delivery or recognition of this Agreement or the Fiscal Agency Agreement or (B) on any payment to be made by Brazil hereunder or any payment of principal or interest under any Security; provided that such Security is held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil;

(xi) The statements in the Prospectus Supplement under the caption “Taxation—Brazilian Taxation” and in the Basic Prospectus under the caption “Debt Securities—Tax Withholding; Payment of Additional Amounts” fairly summarize the provisions of Brazilian tax law described therein;

(xii) Other than as set forth in the Prospectus, to the best of such counsel’s knowledge after due inquiry, there are no legal or governmental proceedings or arbitrations pending to which Brazil is a party which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on Brazil’s financial, economic or fiscal condition or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Securities; and, to the best of such counsel’s knowledge after due inquiry, no such proceedings are threatened;

(xiii) This Agreement, the Fiscal Agency Agreement and the Securities are in proper legal form under the laws of Brazil for the enforcement thereof against Brazil under the laws of Brazil;

(xiv) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding, or other taxes are payable by or on behalf of the Underwriters to Brazil or to any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by Brazil of the Securities to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Brazil by the Underwriters of the Securities to the initial purchasers thereof in the manner contemplated herein; and

(xv) Under the laws of Brazil, pursuant to Senate Resolution No. 48 of 2007, any agreement related to the incurrence of external indebtedness to which Brazil is a party must provide that arbitration be the sole and exclusive remedy for the parties to such agreement for any dispute, controversy or claim brought outside of Brazil for the enforcement of such agreement against Brazil; Brazil is prohibited from submitting to the jurisdiction of a foreign court for the purpose of an adjudication on the merits; and each of the Underwriting Agreement, the Fiscal Agency Agreement and the Securities would not be a valid and legally binding agreement of Brazil if it were not to provide that all parties to the Underwriting Agreement, the Fiscal Agency Agreement or the Securities, as the case may be, shall submit any dispute, controversy or claim brought outside of Brazil to arbitration.

In giving such opinion, such counsel may state that his opinion is limited to matters of Brazilian law and may rely upon the opinion referred to in Section 8(e) as to all matters of United States and New York law.

In addition to the foregoing, such counsel will confirm that the Registration Statement, the Basic Prospectus, the Pricing Disclosure Packages and the Prospectus have been prepared by appropriate representatives of Brazil and its instrumentalities, including representatives of the Ministry of Finance, and representatives of the Procuradoria-Geral da Fazenda Nacional (Office of the Attorney General of the National Treasury) (“PGFN”) have participated in discussions regarding the Registration Statement, the Basic Prospectus, the Pricing Disclosure Packages and the Prospectus with such representatives, U.S. counsel for Brazil, the representatives of the Underwriters and their Brazilian and U.S. counsel. Under the direction of the Procurador-Geral da Fazenda Nacional, PGFN has been apprised of and has reviewed the disclosure requirements under applicable United States securities laws and regulations and has reviewed the Registration Statement, the Basic Prospectus, each of the Pricing Disclosure Packages and the Prospectus. Based on such discussions and review, and without independent investigation or verification of the correctness or completeness of the information included in the Registration Statement, the Basic Prospectus, each of the Pricing Disclosure Packages and the Prospectus, such counsel will advise the Underwriters, on behalf of PGFN, that, subject to the limitations described below, nothing has come to PGFN’s attention which has caused it to believe that any part of the

Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus, the Prospectus or any further amendment or supplement thereto, as of the date of the Prospectus or any further amendment or supplement thereto, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date of the opinion, any of the Registration Statement, the Basic Prospectus or the Prospectus or any further amendment or supplement thereto made by Brazil prior to the date of the opinion contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and that no information has come to such counsel’s attention that causes such counsel to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in each of the Pricing Disclosure Packages, as of the U.S. Applicable Time and as of the Asian Applicable Time and as of the date of the opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that the PGFN is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Basic Prospectus, the Pricing Disclosure Packages and the Prospectus (except to the extent expressly set forth in clauses (v) and (xi) above), that such counsel makes no representation that PGFN has independently verified the accuracy, completeness or fairness of such statements (except as aforesaid) and that such counsel does not express any opinion or belief as to the financial or statistical data contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Packages or the Prospectus;

(e) Arnold & Porter LLP, United States counsel for Brazil, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) Assuming that the Fiscal Agency Agreement has been duly authorized, executed and delivered by Brazil and by the Fiscal Agent, the Fiscal Agency Agreement constitutes a valid and legally binding agreement of Brazil, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general equity principles;

(ii) Assuming that the Securities have been duly authorized, executed, issued and delivered under Brazilian law and authenticated by the Fiscal Agent, such Securities constitute valid and legally binding obligations of Brazil entitled to the benefits provided by the Fiscal Agency Agreement and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general equity principles;

(iii) No consent, approval, authorization or order of, or qualification with, any United States Federal or New York State governmental agency or body is required for the issue and sale of the Securities or the performance by Brazil of the transactions contemplated by this Agreement or the Fiscal Agency Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations or qualifications as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

(iv) Under the laws of the State of New York, assuming Brazil has duly authorized, executed and delivered this Agreement under Brazilian law, (A) the submission of Brazil pursuant to Section 15 hereof, Section 14 of the Fiscal Agency Agreement and the Securities to arbitral proceedings in New York, New York, (B) the agreement by Brazil pursuant to Section 14 of the Fiscal Agency Agreement and the Securities to submit to the personal jurisdiction of the United States District Court for the Southern District of New York in judicial proceedings for the recognition of an award rendered in an arbitral proceeding, including any action to convert an arbitral Award into a judgment and (C) the appointment of the Authorized Agent (as defined herein) as its authorized agent for the purposes described in Section 14 of the Fiscal Agency Agreement and the Securities are each valid and legally binding on Brazil; any service of process effected on such agent in the manner set forth in Section 14 of the Fiscal Agency Agreement and the Securities will be effective to confer valid personal jurisdiction over Brazil to the extent of any action referred to therein, subject to the limitations of the Foreign Sovereign Immunities Act of 1976, as amended;

(v) The statements set forth in the Prospectus Supplement under the caption “Taxation — United States Federal Income and Estate Taxation” insofar as such statements purport to describe the principal federal tax consequences of a purchase of the Securities, constitute fair summaries of such consequences;

(vi) The Registration Statement is effective under the Act and, to the best of such counsel’s knowledge, no stop order with respect thereto has been issued, or proceeding for that purpose instituted or threatened by the Commission; and

(vii) The statements set forth in the Prospectus Supplement under the caption “Description of the Global Bonds” and in the Basic Prospectus under the captions “Debt Securities” and “Collective Action Securities,” insofar as they purport to constitute a summary of certain provisions of the Securities and the Fiscal Agency Agreement, provide a fair summary of such provisions.

In giving such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York and may rely on the opinion referred to in Section 8(d) as to all matters of Brazilian law.

In addition, Arnold & Porter LLP shall have furnished to the Underwriters a letter, dated the Time of Delivery, confirming that as United States counsel to Brazil, such counsel reviewed the Registration Statement, the Basic Prospectus, the Pricing Disclosure Packages and the Prospectus, as then amended or supplemented, participated in discussions with representatives of Brazil and the Underwriters, and their Brazilian and U.S. counsel, and advised Brazil as to the requirements of the Act and the applicable rules and regulations thereunder; confirming that on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice under the Act, in their opinion, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, the Prospectus and any further amendment or supplement thereto, as of the date of the Prospectus or any further amendment or supplement thereto, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus, the Prospectus or any amendment or supplement thereto, as of the date of the Prospectus or any further amendment or supplement thereto, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and nothing that has come to such counsel’s attention in the course of the limited procedures described in such letter has caused them to believe that the Basic Prospectus or the Prospectus, as then amended or supplemented, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and that no information has come to such counsel’s attention that causes such counsel to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in each of the Pricing Disclosure Packages, as of the U.S. Applicable Time and as of the Asian Applicable Time, respectively, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Packages or the Prospectus Supplement except to the extent of the opinion separately rendered by such counsel with respect to statements made under the captions “Description of the Global Bonds” in the Prospectus Supplement and “Debt Securities” and “Collective Action Securities” in the Basic Prospectus, in each case as then amended or supplemented, insofar as they purport to summarize provisions of documents therein described; that such counsel do not express any opinion or belief as to the financial statements and related schedules or other financial or statistical data or information; that such counsel do not express an opinion or belief as to the laws of Brazil or as to information supplied by or on behalf of the Underwriters; and that their letter is furnished as United States counsel for Brazil to you and is solely for the benefit of the several Underwriters;

(f) Brazil shall have furnished to the Underwriters a certificate in English, dated the Time of Delivery, of the Minister of Finance or the Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury) of the Ministry of Finance or another duly authorized attorney of the Office of the Attorney General of the National Treasury of the Ministry of Finance, in which such official shall state that, to the best of his knowledge after reasonable investigation: (A) the representations and warranties of Brazil in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the Time of Delivery (other than such representations and warranties which are made as of a specified date), (B) Brazil has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of his knowledge, threatened by the Commission, (D) no proceeding has been initiated, or to the best of his knowledge, threatened to restrain or enjoin the issuance or delivery of the Securities by Brazil or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Securities have been issued or to question the validity of the Securities and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in part, and (E) since the respective dates as of which information is given in the Prospectus, there has been no material adverse change, or any prospective material adverse change, in or affecting the financial, economic or fiscal condition of Brazil, except as set forth in or contemplated by the Prospectus;

(g) (A) Since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change, or any prospective material adverse change, in or affecting the financial, economic, fiscal or political condition of Brazil, in Brazilian currency exchange rates or exchange controls, or in Brazilian taxation affecting the Securities, otherwise than as set forth in or contemplated in the Prospectus, the effect of which, in any such case, is in your judgment such as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus; (B) subsequent to the execution and delivery of this Agreement and on or prior to the Time of Delivery there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, on the London Stock Exchange or on the Luxembourg Stock Exchange; (ii) trading of any securities of Brazil shall have been formally suspended or limited on any international exchange; (iii) a general moratorium on commercial banking activities in New York, London or Brazil declared by either United States or New York State authorities or authorities of London or Brazil, respectively, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or Brazil; (iv) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Brazil or the declaration by the United States, the United Kingdom or Brazil of a national emergency or war, if the effect of any such event specified in subsection (g)(B)(i), (ii), (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, Brazil or elsewhere which, in your judgment would materially and adversely affect the international financial markets or the market for the Securities;

(h) On or after the date hereof (A) no downgrading shall have occurred in the rating accorded Brazil’s debt securities by Standard & Poor’s or Moody’s; (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; (C) Brazil will not have been aware that either Standard & Poor’s or Moody’s has announced that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; and (D) Brazil will not have been informed by Standard & Poor’s or Moody’s that it intends or is contemplating any downgrading in any rating accorded to Brazil’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities;

(i) The Minister of Finance of Brazil or the Procurador-Geral da Fazenda Nacional (Attorney General of the National Treasury) of the Ministry of Finance or another duly authorized attorney of the Office of the Attorney General of the National Treasury of the Ministry of Finance, shall have furnished to you a certificate in English, dated the Time of Delivery, to the effect that: (A) as of its effective date, the Registration Statement and any further amendment thereto made by Brazil prior to the Time of Delivery did not contain an untrue statement of a material fact or omit a material fact necessary to make the statements therein not misleading; (B)

as of the date of the Prospectus Supplement, the Basic Prospectus and any further amendment or supplement thereto made by Brazil prior to the Time of Delivery did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) as of the U.S. Applicable Time and as of the Asian Applicable Time, the respective Pricing Disclosure Package and any further amendment or supplement thereto made by Brazil prior to the Time of Delivery did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (D) all statistical information in the Registration Statement and the Prospectus and any further amendment or supplement thereto is presented on a basis consistent with public official documents of Brazil; and (E) as of the Time of Delivery, neither the Registration Statement nor the Prospectus or any further amendment or supplement thereto made by Brazil prior to the Time of Delivery contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to Brazil in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto;

(j) Brazil shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses; and

(k) Brazil shall have furnished to the Underwriters such further information, certificates and documents as they may reasonably request.

9. Indemnification.

(a) Brazil will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred within a reasonable time after such expenses are incurred and an itemized statement thereof, in reasonable detail, has been submitted to Brazil; provided, however, that Brazil shall not be liable in any such case to any Underwriter to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Brazil by such Underwriter in connection with the preparation thereof;

(b) Each Underwriter severally and not jointly will indemnify and hold harmless Brazil against any losses, claims, damages or liabilities to which Brazil may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to Brazil by such Underwriter through you expressly for use in connection with the preparation thereof; and will reimburse Brazil for any legal or other reasonable and documented expenses reasonably incurred by Brazil in connection with investigating or defending any such action or claim as such expenses are incurred and an itemized statement thereof, in reasonable detail, has been submitted to that Underwriter;

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, provided, however, that an indemnifying party shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) in the indemnified party’s reasonable judgment, the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party;

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Brazil on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Brazil on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Brazil on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Brazil bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Brazil on the one hand or such Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Brazil and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to make any contribution payments in excess of the amount by which the total public offering price of the Securities such Underwriter underwrote and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation;

(e) The obligations of Brazil under this Section 9 shall be in addition to any liability which Brazil may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person who signs the Registration Statement on behalf of Brazil.

10. Default by an Underwriter.

(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such

Securities, then Brazil shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify Brazil that you have so arranged for the purchase of such Securities, or Brazil notifies you that it has so arranged for the purchase of such Securities, you or Brazil shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and Brazil agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities;

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and Brazil as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then Brazil shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default;

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and Brazil as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if Brazil shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or Brazil, except for the expenses to be borne by Brazil and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Survival. The respective indemnities, agreements, representations, warranties and other statements of Brazil and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or any controlling person of any Underwriter or Brazil, or any government official of Brazil, and shall survive delivery of and payment for the Securities.

12. Effects of Termination. If this Agreement shall be terminated pursuant to Section 10 hereof, Brazil shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of Brazil as provided herein, Brazil will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but Brazil shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you in care of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (Facsimile: +1 (212)412-7305), Attention: Fixed Income Syndicate; and in the case of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (Facsimile: +1 (212) 901-7881), Attention: High Grade Debt Capital Markets Transaction Management/Legal; and if to Brazil shall be delivered or sent by mail or facsimile transmission to the address of Brazil, Attention: Procuradoria-Geral da Fazenda Nacional, Ministério da Fazenda, Esplanada dos Ministérios, Bloco P., 8°Andar, 70048-900, Brasília-DF, Brasil (Facsimile: +55 (61) 3412-1740), Attention: Procurador-Geral da Fazenda Nacional, with a copy to: Secretaria do Tesouro Nacional, Ministério da Fazenda, Esplanada dos Ministérios, Bloco P-Anexo A-Sala 113, 70048-900 Brasília-DF, Brasil, Attention: Coordenador-Geral de Operações da Dívida Pública - CODIP (Facsimile: +55 (61) 3412-1534); provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to Brazil. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, Brazil and, to the extent provided in Sections 9 and 11 hereof, the appropriate officials of Brazil, the officers and directors and each person who controls any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Arbitration.

(a) (i) If any dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including the existence, performance, interpretation, construction, breach, termination or invalidity thereof (a “Dispute”) (other than a Dispute which is made the subject of a suit, action or proceeding brought against Brazil in a competent court in Brazil) shall arise between the Underwriters, on the one hand, and Brazil, on the other, the Underwriters, or Brazil, as the case may be (the “Referring Party”), shall by written notice (the “Referral Notice”) to Brazil or the Underwriters, as the case may be (the “Other Party”), refer such Dispute to arbitration and the Other Party shall upon receipt of the Referral Notice be obligated to refer such Dispute to arbitral proceedings as set forth herein. The Referral Notice shall describe the nature of such dispute, difference or question and request the formation of an arbitral tribunal. Any Dispute shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (excluding Article 26 thereof) in effect on the date of this Agreement (the “UNCITRAL Arbitration Rules”). The number of arbitrators shall be three, to be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which, among other things, provides that (A) the Referring Party and the Other Party shall each appoint one arbitrator (such appointment to be made within 30 calendar days of receipt of the Referral Notice), (B) the two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal and (C) if within 30 calendar days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of a presiding arbitrator, the presiding arbitrator shall be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the Chairman of the International Court of Arbitration of the International Chamber of Commerce. The third arbitrator may be (but need not be) of the same nationality as any of the parties to the arbitration. Such arbitral proceedings shall take place in New York, New York and the language of such proceedings shall be English. The arbitrators shall appoint a secretary with offices and facilities in New York, New York to provide administrative support for the proceedings. Any arbitral tribunal established hereunder shall state its reasons for its decisions in writing and shall make such decisions entirely on the basis of the substantive law governing this Agreement and not on the basis of the principle of ex aequo et bono or otherwise. The decision of any such arbitral tribunal shall be final to the fullest extent permitted by law. Brazil agrees that in any such arbitration it will not raise any defense which it could not raise but for the fact that it is a sovereign state. Brazil’s agreement to arbitrate does not constitute a waiver of any right to sovereign immunity from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) to which it may be entitled in jurisdictions other than Brazil with respect to the enforcement of any award rendered by an arbitral tribunal constituted under this Section 15.

(b) For the sole purpose of receiving service of process or other legal summons in connection with obtaining any judicial acceptance of any arbitral award in the Superior Tribunal de Justiça, Brazil hereby represents and warrants that any such process or summons may be served upon it, pursuant to Article 35, section I of Supplementary Law No. 73 of February 10, 1993, by delivery to the Attorney General of Brazil (Advogado-Geral da União), Ed. Sede AGU I, Setor de Autarquias Sul – Quadra 3 – Lote 5/6, Brasília-DF, Brazil, as its authorized agent (the “Authorized Agent”) upon whom any such process or summons may be served by any means permissible under the laws of Brazil. Brazil hereby irrevocably waives any immunity to service of process or other legal summons effected in accordance with this subsection in respect of any action to obtain such judicial acceptance;

(c) Brazil hereby represents and warrants that it has no right to immunity, on the grounds of sovereignty or otherwise, from the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil or from execution of any judgment in Brazil (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) or from the execution or enforcement therein of any arbitral decision in respect of any suit, action, proceeding or any other matter arising out of or relating to its obligations under this Agreement or the transactions contemplated hereby, and to the extent that Brazil is or becomes entitled to any such immunity with respect to the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil, it does hereby and will irrevocably and unconditionally agree not to plead or claim any such immunity with respect to its obligations or any other matter under or arising out of or in connection with this Agreement or the transactions contemplated hereby;

(d) Any action arising out of or based on this Agreement may be instituted by the Underwriters in any competent court in Brazil. Brazil hereby agrees that the Underwriters shall have the right, exercisable at their sole discretion, to institute legal proceedings against Brazil through the proceedings contemplated in Articles 730 et seq. of the Brazilian Code of Civil Procedure. Brazil hereby waives irrevocably any immunity from jurisdiction or execution to which it might otherwise be entitled (except for the limitation on alienation of public property under Article 100 of the Civil Code of Brazil) in any action arising out of or based on this Agreement which may be instituted by the Underwriters in any competent court in Brazil; and

(e) No arbitral proceedings hereunder shall be binding upon or in any way affect the right or interest of any person other than the claimant or respondent with respect to such arbitration.

16. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United

States dollars, Brazil will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of Judgment Currency actually received by such Underwriter on the business day following the receipt of payment on such judgment or order. The foregoing indemnity shall constitute a separate and independent obligation of Brazil and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. Time of Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. Arm’s Length Contract. Brazil hereby acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to Brazil with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering of the Securities) and not as a financial advisor or a fiduciary to, or an agent of, Brazil or any other person. Additionally, neither Underwriter is advising Brazil or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Brazil shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to Brazil with respect thereto, except as otherwise set forth herein. Any review by the Underwriters of Brazil, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of Brazil or any other person.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof that would require the application of the laws of a jurisdiction other than the State of New York, except that authorization and execution of this Agreement by Brazil will be governed by the laws of Brazil.

20. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this offering of Securities, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

21. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

[Signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you on behalf of each of the Underwriters this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and Brazil. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to Brazil for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

THE FEDERATIVE REPUBLIC OF BRAZIL

By:	/s/ Mauro L.I. Vieira
Name: Mauro L.I. Vieira
Title: Ambassador of Brazil

Accepted as of the date hereof on behalf of themselves and as Representatives of the several Underwriters named in Schedule I hereto:

BARCLAYS CAPITAL INC.

By:	/s/ Gustavo Ferraro
Name: Gustavo Ferraro
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Maxim Volkov
Name: Maxim Volkov
Title: Managing Director

District of Columbia	)
		:	ss.:
City of Washington	)

On the 9th day of November, in the year 2011, before me, the undersigned a Notary Public in and for said State, personally appeared M.L.I. Vieira, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Deborah Odebe
Notary Public

State of New York	)
		:	ss.:
County of New York	)

On the 7th day of November, in the year 2011, before me, the undersigned a Notary Public in and for said State, personally appeared Gustavo Ferraro, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Hazel Romero
Notary Public

State of New York	)
: ss.:
County of New York	)

On the 4th day of November, in the year 2011, before me, the undersigned a Notary Public in and for said State, personally appeared Maxim Volkov, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Lily Chang
Notary Public

SCHEDULE I

Underwriters	Principal Amount of Securities to be Purchased
Barclays Capital Inc.	US$	544,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	US$	544,500,000
BB Securities Ltd.	US$	11,000,000

Total	US$	1,100,000,000

SCHEDULE II

(a)	Issuer Free Writing Prospectuses:

•	Final term sheet dated November 4, 2011, in the form set forth in Schedule III hereto.

•	Final term sheet dated November 7, 2011, in the form set forth in Schedule IV hereto.

(b)	Additional Documents Incorporated by Reference:

•	None.

SCHEDULE III

FEDERATIVE REPUBLIC OF BRAZIL - FINAL PRICING TERMS

Issuer	Federative Republic of Brazil
Transaction	Re-opening of 5.625% Global Bonds due 2041
Ratings*	Baa2/BBB-/BBB (Positive/Positive/Stable)
Distribution	SEC Registered
Amount Issued	US$1,000,000,000 (brings total size to US$2,825,000,000)
Issuer Upsize Option	Brazil reserves the right to increase the aggregate principal amount of the bonds issued by up to 10%, or US$100,000,000, during Asian market hours on November 7, 2011
Gross Proceeds	US$1,147,000,000 (not including accrued interest)
Coupon	5.625% 30/360-day count basis
Maturity	January 7, 2041
Offering Price	114.700% (plus accrued interest totalling US$19.22 per USD $1,000 principal amount of global bonds from July 7, 2011 to, but not including November 10, 2011)
Yield to Maturity	4.694%
Reference Benchmark Bond	UST 4.375% due May 15, 2041
Benchmark Yield	3.094%
Reoffer Spread	+160 bps
Underwriting Fee	0.25%
Denominations	US$100,000/US$1,000
Interest Payment Dates	January 7 and July 7
First Interest Payment Date	January 7, 2012
Optional Redemption	The global bonds may be redeemed at the option of Brazil in whole or in part by paying a redemption price equal to the principal amount of the global bonds plus a Make-Whole Amount at the Treasury Rate plus 25 basis points plus accrued interest on the principal amount of the global bonds to the date of redemption.
Pricing Date	November 4, 2011
Settlement Date	November 10, 2011 (T+4)
CUSIP / ISIN / Common Code	105756BR0/US105756BR01/045656004
Listing	Euro MTF Market Luxembourg
Bookrunners	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Manager	BB Securities Ltd.
Underwriting Commitments	Barclays Capital Inc.: US$495,000,000 Merrill Lynch, Pierce, Fenner & Smith Incorporated: US$495,000,000 BB Securities: US$10,000,000

A preliminary prospectus supplement of Brazil accompanies the free-writing prospectus and is available from the SEC’s website at:

http://www.sec.gov/Archives/edgar/data/205317/000119312511296503/d248569d424b5.htm

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or other notice was automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE IV

FEDERATIVE REPUBLIC OF BRAZIL - FINAL PRICING TERMS

Issuer	Federative Republic of Brazil
Transaction	Re-opening of 5.625% Global Bonds due 2041
Ratings*	Baa2/BBB-/BBB (Positive/Positive/Stable)
Distribution	SEC Registered
Amount Issued	US$100,000,000 (brings total size to US$2,925,000,000)
Gross Proceeds	US$114,700,000 (not including accrued interest)
Coupon	5.625% 30/360-day count basis
Maturity	January 7, 2041
Offering Price	114.700% (plus accrued interest totalling US$19.22 per USD $1,000 principal amount of global bonds from July 7, 2011 to, but not including November 10, 2011)
Yield to Maturity	4.694%
Reference Benchmark Bond	UST 4.375% due May 15, 2041
Benchmark Yield	3.106%
Reoffer Spread	+158.8 bps
Underwriting Fee	0.25%
Denominations	US$100,000/US$1,000
Interest Payment Dates	January 7 and July 7
First Interest Payment Date	January 7, 2012
Optional Redemption	The global bonds may be redeemed at the option of Brazil in whole or in part by paying a redemption price equal to the principal amount of the global bonds plus a Make-Whole Amount at the Treasury Rate plus 25 basis points plus accrued interest on the principal amount of the global bonds to the date of redemption.
Pricing Date	November 7, 2011
Settlement Date	November 10, 2011 (T+3)
CUSIP / ISIN / Common Code	105756BR0/US105756BR01/045656004
Listing	Euro MTF Market Luxembourg
Bookrunners	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Manager	BB Securities Ltd.

Underwriting Commitments	Barclays Capital Inc.: US$49,500,000 Merrill Lynch, Pierce, Fenner & Smith Incorporated: US$49,500,000 BB Securities: US$1,000,000

A preliminary prospectus supplement of Brazil accompanies the free-writing prospectus and is available from the SEC’s website at:

http://www.sec.gov/Archives/edgar/data/205317/000119312511296503/d248569d424b5.htm

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or other notice was automatically generated as a result of this communication being sent via Bloomberg or another email system.